                    CENTURY LABORATORIES, INC.
                          BALANCE SHEET
                          March 31, 2001
                           (Restated)

     ASSETS
 Cash                                                          $       707
                                                               ===========


     LIABILITIES

Note payable to shareholder                                    $     7,100
                                                               -----------
     Total Liabilities                                               7,100
                                                               -----------


     STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par, 10,000,000 shares
     authorized, 0 shares outstanding
Common stock, $.001 par, 65,000,000 shares
     authorized, 1,110,650 shares issued and
     outstanding                                                     1,111
Additional paid in capital                                       7,563,399
Retained deficit                                                (7,570,903)
                                                               -----------
     Total Stockholders' Deficit                                (    6,393)
                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $       707
                                                               ===========



                    CENTURY LABORATORIES, INC.
                      STATEMENTS OF EXPENSES
      For the Three Months Ended March 31, 2001 and 2000
                             (Restated)


                                                          3 Months            3 Months
                                                           Ended               Ended
                                                          March 31,           March 31,
                                                            2001                2000
                                                          --------            --------
Administrative expenses                                   $  9,390            $  3,465
                                                          --------            --------
Net loss                                                  $ (9,390)           $ (3,465)
                                                          ========            ========

Net loss per common share                                 $ ( .008)           $ ( .013)

Weighted average common
  shares outstanding                                      1,110,650            261,685



                    CENTURY LABORATORIES, INC.
                     STATEMENTS OF CASH FLOWS
       For the Three Months Ended March 31, 2001 and 2000
                              (Restated)

                                                                  3 Months            3 Months
                                                                   Ended               Ended
                                                                  March 31,           March 31,
                                                                    2001                2000
                                                                  --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                          $ (9,390)           $ (3,465)

CASH FLOWS FROM FINANCING ACTIVITIES

Note payable to shareholder                                          2,000
                                                                   -------            --------
NET CHANGE IN CASH                                                  (7,390)             (3,465)

     Cash balance, beginning                                         8,097              22,030
                                                                  --------            --------
     Cash balance, ending                                         $    707            $ 18,565
                                                                  ========            ========


                    CENTURY LABORATORIES, INC.
                  NOTES TO FINANCIAL STATEMENTS
                           (Restated)

NOTE 1   BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Century Laboratories, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2000, as reported in the 10-KSB, have been omitted.